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                                                                  EXHIBIT (e)(5)



                                   Exhibit A
                              Pacific Select Fund
Series
------
Blue Chip Portfolio
Aggressive Growth Portfolio
Aggressive Equity Portfolio
Emerging Markets Portfolio
Diversified Research Portfolio
Small-Cap Equity Portfolio
International Large-Cap Portfolio
Equity Portfolio
I-Net Tollkeeper Portfolio
Financial Services Portfolio
Health Sciences Portfolio
Technology Portfolio
Telecommunications Portfolio
Multi-Strategy Portfolio
Large-Cap Core Portfolio (formerly the Equity Income Portfolio)
Strategic Value Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Mid-Cap Value Portfolio
International Value Portfolio
Capital Opportunities Portfolio
Mid-Cap Growth Portfolio
Global Growth Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
REIT Portfolio
Inflation Managed Portfolio
Managed Bond Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Equity Income Portfolio
Research Portfolio
Large-Cap Value Portfolio

Effective January 1, 2002 agreed to and accepted by:


PACIFIC SELECT FUND

Attest: /s/ AUDREY L. MILFS            By: /s/ THOMAS C. SUTTON
       ______________________________     __________________________________
       Name:  Audrey L. Milfs             Name:  Thomas C. Sutton
       Title: Secretary                   Title: Chairman of the Board and
                                                 Trustee




PACIFIC SELECT DISTRIBUTORS, INC.

Attest: /s/ AUDREY L. MILFS            By:  /s/ GERALD W. ROBINSON
       ______________________________      _________________________________
       Name:  Audrey L. Milfs              Name:  Gerald W. Robinson
       Title: Secretary                    Title: Chairman & CEO